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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hartmarx Corporation of our report dated January 9, 1996, which appears on page 14 of Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 1995. We also consent to the incorporation by reference in this Registration Statement of our report dated June 23, 1995 appearing on page 1 of the Annual Report of the Hartmarx Savings-Investment Plan for the year ended December 31, 1994 on Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended November 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                       PRICE WATERHOUSE LLP


                                       /S/  PRICE WATERHOUSE LLP



Chicago, Illinois
May 2, 1996